Exhibit 5.1

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3602
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

Britannia Bulk Holdings Inc

Attn: Fariyal Khanbabi

Dexter House

2 Royal Mint Court

London EC3N 4QN

United Kingdom

                Re: Britannia Bulk Holdings Inc - Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Britannia Bulk Holdings Inc, a RMI non-resident domestic corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-1 (No. 333-151420) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”, filed by the Corporation with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance and sale by the Corporation and the selling stockholders of up to 9,583,333 shares of common stock (the “Common Shares”), of the Corporation.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction the following documents (together the Documents”): (i) the Registration Statement; (ii) the Prospectus made part of the Registration Statement (the “Prospectus”); (iii) the Corporation’s Amended and Restated Articles of Incorporation; (iv) the Corporation’s Bylaws; (v) the Underwriting Agreement, dated June [   ], 2008, between the Corporation, Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters listed therein, Lusca Holdings Limited, Balcare Holdings Limited and the David Znak Settlement (the “Underwriting Agreement”); (vi) resolutions of the meetings of the Board of Directors of the Corporation held May 27, 2008 and June 2, 2008, approving the initial public offering of the Corporation’s common shares and actions relating thereto. We have also examined such corporate documents and records of the Corporation and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Corporation and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that the common shares of Corporation have been duly authorized and, when issued and delivered against payment therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including the statutes and Constitution of the RMI, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to me under the headings “Legal Matters” in the Prospectus, without admitting we are an “expert” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson PC